UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.02              RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

                On April 26, 2005, Monster Worldwide, Inc. (the “Company”) announced its results of operations for the quarter and three months ended March 31, 2005. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Included in the press release issued by the Company and furnished herewith as Exhibit 99.1 are certain non-GAAP financial measures.  The Company has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures such as operating income before depreciation and amortization, net cash and free cash flow, provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. The Company considers operating income before depreciation and amortization to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which the Company believes is useful to management and investors in evaluating its operating performance, as depreciation and amortization costs are not directly attributable to the underlying performance of the Company’s business operations.  Operating income before depreciation and amortization is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures.  Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment.  Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.  Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents less total debt.  Net cash is considered a measure of the Company’s liquidity and reflects the amount of cash and cash equivalents that would remain with the Company after paying off its contractual debt obligations.  Net cash also provides information to investors regarding the effect that each period’s borrowings have on the Company’s balance of cash and cash equivalents.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

ITEM 9.01.             FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

                Not Applicable.

(b)           Pro Forma Financial Information.

                Not Applicable.

(c)           Exhibits.

                                                99.1         Press Release of the Company issued on April 26, 2005, relating to its first quarter 2005 results.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Jonathan Trumbull
Jonathan Trumbull
Chief Accounting Officer and Global Controller

Dated: April 26, 2005